UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 14, 2012

KIWIBOX.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-20432	75-2228828
(Commission File Number)	(IRS Employer Identification No.)

330 West 38thStreet, Suite 1602, New York, New York 10018

(Address of principal executive offices) (Zip Code)

(212) 239-8210

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Amendment of Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets Item 7.01 Regulation FD Disclosure

On May 18, 2012, the Company made the last payment of 1,600,000 Euros for all of the assets of KWICK!, the German social network it acquired on September 30, 2011, paying a total purchase price of 6,400,000 Euros for the popular German social network business. In addition, Jens Kammerer and Benjamin Roth, the owners who sold their interests to the Company, also agreed to reduce their employment salaries by 50% for the remainder of their employment contracts, an annual savings of approximately 185,250 Euros, by virtue of an amendment to the purchase agreement and their employment contracts signed on May 14, 2012. Each may now earn cash bonuses of 10% of their salaries for every 5% increase in revenues, up to a cap of 100% of their then applicable salaries of 7,500 Euros, in the case of Jens Kammerer, and 6,800 Euros, in the case of Benjamin Roth.

On May 18, 2012, Registrant issued the press release attached as Exhibit 99.1 to this current report on Form 8-K.

Item 99.1	Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated May 18, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KIWIBOX.COM, INC.

Dated: May 18, 2012	By:	/s/ Craig S. Cody
Craig S. Cody
Chief Financial Officer